BY-LAWS
                                  OF



                              ARTICLE I
                               OFFICES


1. REGISTERED OR STATUTORY OFFICE AND AGENT

The registered or statutory office of the corporation shall be maintained at Fort Lauderdale, Florida in the State of incorporation.

The registered or statutory agent at said office is Jack Thomas Bauska

2. PRINCIPAL OFFICE

The principal office of the corporation shall be at Kalispell, Montana

The Board of Directors shall have the power to change the location of the principal office at its sole discretion. The corporation may also maintain other offices or places of business, in or outside the State of incorporation, as the Board of Directors deems necessary to the conduct of the corporation's business, so long as the corporation shall comply with the laws of said locations.

                              ARTICLE II

                             SHAREHOLDERS

1. ANNUAL SHAREHOLDERS MEETING

The annual shareholders meeting shall be held at the principal office of the corporation, or at any other location specified in the notice of the meeting. This annual meeting of shareholders for the election of the Board of Directors and for the transaction of all other business which may come before the meeting, shall be held on
the        day of March
in each and every year at a time designated in the notice of said meeting. If the specified day shall be a legal holiday, the meeting shall be held on the next business day.

The annual meeting of shareholders may be held for any other purpose in addition to the election of the Board of Directors and such other business shall be included in the notice of said meeting.
II con't.


2.   SPECIAL MEETINGS

A special meeting of the shareholders may be called by the Board of Directors or by the President of the corporation for any purpose permitted under the laws of the State of incorporation. The purpose or purposes of such meetings shall be spelled out in the notice of said meeting.

3.   NOTICE OF SHAREHOLDER MEETINGS

Notice in written or printed form shall be mailed or delivered in person to each shareholder of record. The notice shall state place, date and day and time the meeting is to be held. The purpose(s) shall be stated in said notice. Notices shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting. Such notices, when mailed, shall be considered delivered when deposited prepaid first class in the United States mail addressed to the shareholder at the address listed in the share transfer records of the corporation.

4.   VOTING OF SHARES

The officer or agent in charge of the share transfer records shall prepare a complete list of shareholders entitled to vote at a meeting. Said list shall be in alphabetical order and shall include the address and number of shares held. This list shall be available for examination by any shareholder in the corporation for a period of ten (10) days prior to any meeting and during the day of the meeting. Said list shall be on file at the principal office of the corporation prior to the meeting and shall be at the location of the meeting on the day it is held.

Every shareholder who is entitled to vote shall have one vote for each share he or she owns on each matter submitted to a vote, except to the extent that voting rights of any class(s) are limited or denied by the Articles of Incorporation or by law. Said shares may be voted in person, by proxy executed in writing by the shareholder or by his duly appointed attorney-in-fact. No proxy shall be valid for more than one (1) year from its date unless otherwise provided for in the proxy.

Shareholders shall be entitled to vote so long as they were the shareholders of record prior to the closing of the transfer books and the setting of a record date. The Board of Directors shall set the record date which shall be at least ten (10) days but not more than fifty (50) days prior to any duly authorized meeting of the shareholders. If no action is taken by the Board of Directors, the transfer books shall be closed and the record date shall be fifteen (15) days prior to the date of said meeting.II, 4. con't.

Unless otherwise stipulated in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.


                                 ARTICLE III

                                  DIRECTORS


1.   BOARD OF DIRECTORS

The business, the affairs and the assets of the corporation shall be managed by a Board of Directors. The number of directors shall be but that number may be increased or decreased from time to time by amendment to the By-Laws of this corporation. The shareholders shall elect the directors at each annual meeting to hold office until the next annual meeting.


2.   VACANCIES ON THE BOARD OF DIRECTORS

Vacancies on the Board of Directors may be filled by the majority vote of the remaining directors, although less than a quorum. A director elected in this manner shall be elected to fill only the unexpired term of his predecessor. Any vacancy to be filled by reason of an increase in the number of directors shall be filled by election at the annual meeting of the shareholders or at a special meeting called for that specific purpose.

3.   QUORUM

A majority of the Board of Directors shall constitute a quorum. The act of said majority shall be the act of the Board of Directors.


4.   ANNUAL MEETING OF DIRECTORS

The annual meeting of the Board of Directors shall be held within thirty
(30) days after the annual meeting of the shareholders. The purpose of this meeting shall be the election of officers and the conduct of any other such business which may come before the meeting.

5.   REGULAR MEETING OF DIRECTORS

The Board of Directors may hold regular meetings as determined from time to time by resolution of said Board.
III con't.

6.   SPECIAL MEETINGS OF DIRECTORS

The President or any two (2) Directors may call a special meeting of the Board of Directors. Notice of such meeting may be given, with no less than one (1) days notice, orally, by telephone or in writing. Notice shall specify the date, time and place of the meeting.

7.   BOARD ACTION WITHOUT A FORMAL MEETING

The Board of Directors may act without a formal meeting so long as each member of the Board shall consent to such action, in writing, before any action is taken. This unanimous consent(s) shall be entered in the Minutes of the corporation.

8.   NOTICE OF DIRECTORS MEETINGS

All meetings of the Board of Directors, except for special meetings, shall be held upon at least five (5) days written notice stating the date, time and place of the meeting. Notices may be delivered in person or by mail. In any case where all of the Directors execute a waiver of notice, no such written notice shall be required.

9.   COMPENSATION

Directors shall not be given a stated salary but the Board of Directors may, by resolution, pay to the directors a fixed sum and/or expenses of attendance.

                                  ARTICLE IV

                             EXECUTIVE COMMITTEE

1.   NUMBER

The Board of Directors    may designate an executive committee consisting of
two (2) or more of the directors of the corporation. Such committee may be established by resolution of the majority of the entire Board of Directors.

2.   MEETINGS AND POWERS

The executive committee shall meet at any time the members are given notice by any member. The committee may establish its' own rules of procedure. The committee shall have all of the powers of the Board of Directors between the meetings of said board except the committee may not amend the By-laws or fill vacancies in their own membership. The committee shall keep complete minutes of their proceedings and shall report said proceedings to the Board of Directors.
                                  ARTICLE V

                              WAIVERS OF NOTICE

Any requirement for notice in the By-laws, Articles of Incorporation or in the laws of the State of incorporation may be waived, in writing, by any person or persons entitled to such notice. The waiver of notice may be executed before, during or after the meeting or event. Any shareholder or director, in attendance at the meeting or event, who does not formally protest failure to receive proper notice prior to the conclusion of the meeting or event, shall have waived such notice conclusively.


                                  ARTICLE VI

                                   OFFICERS

1.   OFFICERS ELECTION

The Board of Directors, at the annual meeting held following the annual shareholders meeting, shall elect the officers of the corporation. The board shall elect a president, one or more vice-presidents, a secretary and a treasurer. Any number of offices may be held by the same person except for the offices of president and the secretary. The board may elect any other officers it deems necessary. All officers are elected to serve until the next annual meeting of the Board of Directors (or until their successors are elected) except that any officer may be removed, with or without cause, by majority vote of the entire Board of Directors when ever the board decides such action is in the best interest of the corporation. Election or appointment to an office of the corporation shall not, in itself, create contract rights.

2.   VACANCIES


The Board of Directors may fill any office which becomes vacant for any reason.


3.   DUTIES OF OFFICERS

PRESIDENT - the president shall be the chief executive officer of the corporation. The president shall preside at all meetings of shareholders and directors; shall carry out all orders and resolutions of the Board of Directors; shall have the general charge and responsibility for the conduct of the corporation's business usually vested in the office of president of a corporation, subject to the authority of the Board of Directors; shall direct and supervise all other officers of the corporation;
VI, PRESIDENT con't


may enter into and execute contracts or other instruments in the normal course of business; shall be an ex-officio member of all standing committees; shall prepare and present an annual report to the Board of Directors at their meeting prior to the annual meeting of shareholders and also to the shareholders at their annual meeting.


VICE-PRESIDENT(S) - the vice-president shall perform the duties and exercise the powers of the president in the absence or disability of the president and shall perform any other duties as prescribed by the Board of Directors. Where there is more than one (1) vice-president, the order of seniority shall be designated by the Board of Directors.


SECRETARY - the secretary shall attend all meetings of the shareholders, the Board of Directors and the executive committee, if applicable, and shall record, or cause to be recorded, the minutes, or proceedings, of said meetings. The minutes shall be kept as part of the permanent records of the corporation. It shall be the duty of the secretary to give, or cause to be given, all notices of meetings of shareholders or directors as prescribed by these BY-Laws. The secretary shall be the custodian of the corporate seal. The secretary shall perform such other duties as may be set forth by the Board of Directors.


TREASURER - the treasurer shall have custody of the funds and securities of the corporation and shall keep complete and accurate records and books which shall document the receipts and disbursements of the corporate funds. All funds shall be kept in such depositories as prescribed by the Board of Directors. The treasurer shall render to the president and/or the Board of Directors, whenever they shall require it, a complete accounting of all activities as treasurer and documents showing the financial condition of the corporation. The treasurer shall maintain the account of shares of stock in the corporation registered and/or transferred. If required by the Board of Directors, the treasurer shall give the corporation a bond satisfactory to the board.


DELEGATION OF DUTIES - in the absence or in the inability to perform of any officer of the corporation, or for any other reason, the Board of Directors, by majority vote, may delegate the powers and duties of said officer to any other officer or director from time to time.

                                 ARTICLE VII
                            CERTIFICATES OF STOCK

1.   ISSUANCE OF CERTIFICATES

Stock certificates shall be issued to each shareholder. Certificates shall be numbered in sequence, shall be signed by the president and the secretary of the corporation, shall have the corporate seal affixed thereto and shall exhibit the shareholder's name and the number of shares held. Each certificate shall be entered as issued in the transfer books of the corporation.

2.   TRANSFERS OF CERTIFICATES

Any and all transfers of stock shall be made by the holder of said shares or their lawfully appointed representative. The treasurer of the corporation shall record such transactions in the corporate transfer books and shall confirm that certificates are properly endorsed and cancelled and a new certificate is issued, when required.

3.   SHAREHOLDERS OF RECORD

The corporation shall be entitled to treat the shareholder of record of any share(s) of stock as the holder in fact and, therefore, shall not be bound to recognize any equitable or other claim to or interest in said shares on the part of any other person, except as expressly provided for by the laws of the State of incorporation.

4.   LOST CERTIFICATES

The corporation may issue a new certificate of stock to replace a certificate which has been lost, destroyed or stolen. The shareholder must notify the Board of Directors in the form of a written affidavit. The board shall authorize, at its discretion, the issuance of a replacement certificates. The board, at its discretion, may require a bond or other indemnity with surety in a form satisfactory to the board.

5.   CLOSING OF THE TRANSFER BOOKS

See Article II, paragraph 4.


                                 ARTICLE VIII

                                  DIVIDENDS


A dividend(s) may be declared by the Board of Directors at any regular or special meeting. Dividends so authorized may be paid by the corporation in cash, property or in shares of the capital stock of the corporation.

The Board of Directors may, at their discretion, set aside in a reserve any portion of the funds available for payment of dividends. Said reserve may be for any purpose the Board of Directors deems to be in the best interest of the corporation. Any reserve fund so created may be changed or abolished by the board, at their discretion.


                                  ARTICLE IX

                                MISCELLANEOUS



1.   AMENDMENTS

These By-Laws may be amended, added to and/or changed, in whole or in part, by majority vote of the holders of the outstanding shares of the corporation, duly registered and entitled to vote. The power to amend these By-Laws may be delegated to the Board of Directors by the shareholders.

This same procedure shall apply to amendment of the Articles of Incorporation, so long as the changes do not conflict with the laws of the State of incorporation.


2.   FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January in each year.


3.   CORPORATE SEAL

The corporate seal shall be round and shall have the name of the corporation and the year of incorporation as well as the seal of the State or the words CORPORATE SEAL and the name of the State. The seal may be modified by the Board of Directors at any time.
IX con't.

4.   BOOKS AND RECORDS

The books and records of the corporation shall be kept at any place as may be designated by the Board of Directors, so long as there shall be no conflict with the laws of the State of incorporation.

5.   INFORMAL ACTION

Any action which would normally be taken at a meeting of the shareholders, directors or executive committee may be taken without a meeting provided there is consent in writing which details the action to be taken and said consent is signed by all of the shareholders, directors or executive committee members. Such consent shall have the full force and effect of a unanimous vote held at a meeting of said body.